SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2002

TRADESTATION GROUP, INC.

(Exact name of registrant as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation)

0-31049	65-0977576

(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Flagler Street, Miami, Florida	33174

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 485-7000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

     Entities owned by William R. Cruz and Ralph L. Cruz, the founders and Co-Chief Executive Officers of TradeStation Group, Inc. (the “Company”), purchased on May 1, 2002 3,000,000 shares of the Company’s common stock from an entity owned by Farshid Tafazzoli, a former insider of the Company, at $1.40 per share for a total purchase price of $4,200,000. In connection with the stock purchase, the voting trust among entities owned by the Cruzes and Mr. Tafazzoli and other former principal shareholders of OnlineTrading.com was terminated effective as of April 30, 2002.

     A copy of the Company’s press release describing the foregoing events in more detail is attached hereto as Exhibit 99 and incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits

Exhibit No.	Exhibit Description

99	Press Release dated May 2, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRADESTATION GROUP, INC.

Date: May 2, 2002	By:	/s/ Marc J. Stone

Marc J. Stone, Vice President of
Corporate Development, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99	Press Release dated May 2, 2002.